EXHIBIT 1.2

                                                                  EXECUTION COPY


                          TRANS-WORLD INSURANCE COMPANY
                                CLASSNOTES, INC.

                         Auction Rate Asset Backed Notes

                                 TERMS AGREEMENT



                                                           Dated: March 17, 1998


To:  TRANS-WORLD INSURANCE COMPANY
         CLASSNOTES, INC.

Re:  Underwriting Agreement dated March 16, 1998

Issuer:  ClassNotes Trust 1997-I

Series Designation:  Series 1998-1

TERMS OF THE NOTES:


             Final Maturity      Principal      Original Interest    Price to
Class            Date              Amount            Rate           Underwriter

A-5          [April 1, 2019      $57,500,000         5.96%            99.75%]
A-6          [April 1, 2020      $57,500,000         5.96%            99.75%]



COLLATERAL:         The Student Loans to be included in the Collateral are as
                    described in Schedule A to the Sale and Servicing Agreement.

CREDIT SUPPORT:     Note Surety Bond issued by Ambac Assurance Corporation.

INITIAL NOTE
DISTRIBUTION DATES:   [January 14, 1998 for the Class A-5 Notes]
                      [January 21, 1998 for the Class A-6 Notes]

NOTE RATING:        "AAA" by Standard and Poor's Ratings Services, a Division of
                    The McGraw-Hill Companies, Inc. and "Aaa" by Moody's
                    Investors Service, Inc.

FORM OF NOTES:      Book entry

CLOSING DATE:  March 17, 1998

Information Provided by the Underwriter in the Prospectus Supplement: The statements set forth under the heading "Plan of Distribution."

Additional Terms, if any, Not in Master Indenture:

SMITH BARNEY INC.


By:/s/ JOHN A. HUPALO
   Name:  John A. Hupalo
   Title: Director


TRANS-WORLD INSURANCE COMPANY


By:/s/ MICHAEL BENOFF
   Name:  Michael Benoff
   Title: Senior Vice President

CLASSNOTES, INC.


By:/s/ MICHAEL BENOFF
   Name:  Michael Benoff
   Title: Senior Vice President

CLASSNOTES TRUST 1997-I

By: The York Bank and Trust
     Company, as Eligible Lender Trustee



By: /s/ RICHARD H. BASS
    Name:  Richard H. Bass
    Title: Vice President


THE MONEY STORE INC.


By: /s/ MICHAEL BENOFF
    Name:  Michael Benoff
    Title: Executive Vice President